Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Cal-Bay International, Inc. of our report dated March 19, 2004, relating to the financial statements of Cal-Bay International, Inc. for the years ended December 31, 2002 and 2003.

/s/ Argy & Company

ARGY & COMPANY

Fountain Valley, California

November 4, 2004